SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report (Date of earliest
                       event reported): October 1, 2004


                         DIVERSIFIED FUTURES FUND L.P.
            (Exact name of registrant as specified in its charter)
                                   Delaware
                (State or other jurisdiction of incorporation)


                0-17592                                 13-3464456
        (Commission File Number)             (IRS Employer Identification No.)

           Two American Lane
         Greenwich, Connecticut                            06831
(Address of principal executive offices)                (Zip Code)


                                (203) 861-1000
             (Registrant's telephone number, including area code)

                Prudential-Bache Diversified Futures Fund L.P.
                        One New York Plaza, 13th Floor
                           New York, New York 10292
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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         Item 4.01.  Change in Registrant's Certifying Accountant

                  On October 1, 2004 and contemporaneously with the change of control of Diversified Futures Fund L.P. (formerly known as Prudential-Bache Diversified Futures Fund L.P.) (the "Registrant"), the new general partner of the Registrant, Preferred Investment Solutions Corp., a Connecticut corporation (the "General Partner" or "Preferred Investment"), arranged for the Registrant to engage Arthur F. Bell, Jr. & Associates, L.L.C. as the Registrant's independent registered public accounting firm, and dismissed PricewaterhouseCoopers LLP (the "Former Accountant"). The Former Accountant's term as the Registrant's independent registered public accounting firm will cease upon completion of procedures regarding the Registrant's unaudited interim financial statements as of September 30, 2004 and for the three- and nine- month periods then ended.

                  The decision to change accountants was determined by the board of directors of the General Partner on behalf of the Registrant.

                  The Former Accountant's report on the Registrant's financial statements as of and for the two most recent fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle. Furthermore, during the Registrant's fiscal years ended December 31, 2003 and 2002 and through October 1, 2004, the General Partner is not aware of any disagreements between the Registrant and the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference thereto in their reports on the financial statements of the Registrant for such years. During the fiscal years ended December 31, 2003 and 2002 and through October 1, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         Item 5.01.  Changes in Control of Registrant

              As of October 1, 2004, the General Partner acquired from Prudential Securities Group Inc., a Delaware corporation ("PSG"), all of the outstanding stock of Seaport Futures Management, Inc., a Delaware corporation ("SFMI"). Immediately after such acquisition, SFMI was merged with and into Preferred Investment. Also, immediately after such acquisition the Registrant's name was changed to Diversified Futures Fund L.P (from Prudential-Bache Diversified Futures Fund L.P.).

              SFMI was the sole general partner of the Registrant. Accordingly, following Preferred Investment's acquisition of SFMI and SFMI's merger with and into Preferred Investment, Preferred Investment became the successor general partner of the Registrant. The General Partner manages the Registrant. The General Partner holds the Registrant's general partnership interests. (The general partnership interests are not a class of equity of the Registrant that is registered under the Securities Exchange Act of 1934.)

              In this transaction, the General Partner also acquired from PSG all of the outstanding stock of Prudential Securities Futures Management Inc., a Delaware corporation ("PSFMI"). The purchase price was negotiated as a single transaction, and not as a series of separate transactions. The purchase price that the General Partner paid PSG for the PSFMI and SFMI stock did not reflect, and was not limited to, only SFMI's interest in the Registrant, and accordingly in this transaction there was not a separate identifiable purchase price with respect to SFMI's interest in the Registrant.


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              The primary source of funds for the General Partner's
acquisition of the SFMI stock were loans made by European American Investment Bank and by an individual associated with European American Investment Bank. Most of the purchase price was paid at the closing and funded by the loans. A relatively small portion of the purchase price will be payable post-closing (and subsequent to the date hereof), and the General Partner anticipates that such post-closing amount may be funded by the General Partner's working capital.




Item 9.01.    Financial Statements and Exhibits


(c) Exhibits

Exhibit No.       Description

3(i) Certificate of Amendment to Certificate of Limited Partnership, dated as of October 1, 2004

3(ii) Second Amended and Restated Agreement of Limited Partnership, dated as of October 1, 2004.

16                Letter re change in certifying accountant.


                                      3


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    DIVERISFIED FUTURES FUND L.P.



Date:  October 7, 2004             By:   Preferred Investment Solutions Corp.
                                   Its:  General Partner


                                   By:  / s / Esther E. Goodman
                                      --------------------------------------
                                         Name:  Esther E. Goodman
                                         Title: Senior Executive Vice-President
                                                and Chief Operating Officer